[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.54

PURCHASE & SALE AGREEMENT

THIS PURCHASE & SALE AGREEMENT (“Agreement”) is made and entered into as of August 30, 2007 (the “Effective Date”), by and between Hoku Scientific, Inc., a Delaware corporation (“Hoku”), and SOLAR ENERGY POWER PTE LTD., a Singapore company(“SEP”).

RECITAL

WHEREAS, Hoku is the owner of the solar cells listed on Schedule 1 attached hereto (the “Solar Cells”); and

WHEREAS, Hoku desires to sell the Solar Cells to SEP; and

WHEREAS, SEP desires to purchase the Solar Cells from Hoku:

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Sale of Solar Cells. Subject to receipt of the Purchase Price, Hoku hereby agrees to sell, convey, transfer and assign to SEP, free and clear of any and all liens, encumbrances, and similar obligations, all right, title and interest of Hoku in the Solar Cells.

2. Purchase Price. SEP agrees to pay Hoku Two Million One Hundred Thousand U.S. Dollars ($2,100,000) as the net purchase price (the “Purchase Price”) for the Solar Cells. The Purchase Price for the Solar Cells does not include any excise, sales, use, import, export or other taxes, which taxes will be invoiced to and paid by SEP, provided that SEP is legally or contractually obligated to pay such taxes. SEP shall be responsible for all transportation charges, duties or charges for shipping and handling; thus, the Purchase Price does not include any such charges.

3. Payment Terms. SEP agrees to pay Hoku the Purchase Price via wire transfer in advance (T/T in advance) per the following wire transfer instructions:

Bank Name:	[	*]
Bank Swift Code:	[	*]
ABA No.:	[	*]
City and State:	[	*]
Account Number:	[	*]
Account Name:	[	*]
For Further Credit:	[	*]

HOKU Initials & Date /s/SP	SEP Initials & Date /s/FG

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4. Shipping and Handling. Hoku shall not be responsible for loading the Solar Cells on any vehicle provided by SEP or its shipping agent or freight forwarder, or for clearing the Solar Cells for export. Shipment of the Solar Cells shall be EX WORKS (EXW) Hoku’s facility in Kapolei, Hawaii USA (INCOTERMS 2000). SEP shall bear all costs and risks involved in loading and transporting the Solar Cells from Hoku’s facility in Kapolei, Hawaii USA to SEP’s desired destination. Title to the Solar Cells and risk of loss shall transfer to SEP EX WORKS (EXW) Hoku’s facility in Kapolei, Hawaii USA.

5. Third-Party Warranties. SEP acknowledges that HOKU is not the manufacturer of the Solar Cells, and that the Solar Cells were manufactured by E-Ton Solar Tech Co., Ltd. (“ETS”). HOKU hereby transfers to SEP, without recourse, all warranties made by ETS with respect to the Solar Cells, to the extent such warranties are transferable. HOKU HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE SOLAR CELLS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR PERFORMANCE OF THE MATERIALS IN THE SOLAR CELLS OR WORKMANSHIP IN THE SOLAR CELLS, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE SOLAR CELLS MANUFACTURED BY ETS.

6. Limitation on Damages. Each Party’s liability to the other Party pursuant to this Agreement is limited to the Purchase Price. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES, PROFITS OR DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

7. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, and their respective successors and assigns.

8. Integration of Prior Agreements. This Agreement constitutes the entire agreement between Hoku and SEP with respect to the purchase and sale of the Solar Cells, and expressly supersedes all prior agreements regarding the subject matter hereof, whether oral or written.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California, without giving effect to conflicts of law principles.

(This space intentionally left blank)

HOKU Initials & Date /s/SP	SEP Initials & Date /s/FG

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have executed this Purchase & Sale Agreement on the date first set forth above.

“HOKU”		“SEP”

HOKU SCIENTIFIC, INC.		SOLAR ENERGY POWER PTE LTD

By:	/s/ Scott B. Paul	By:	/s/ Freddy Goh
	Scott B. Paul	Name:	Dr Freddy Goh
	VP & General Counsel	Title:	Managing Director

SOLAR ENERGY POWER PTE LTD 2 Woodlands Sector 1 Spectrum 1 #05-11 Singapore 738068 Tel: 6481 2378 Fax: 6854 0935 Co. Reg. No.: 200507898H GST Reg. No.: 20-0507898-H

HOKU Initials & Date /s/SP	SEP Initials & Date /s/FG

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1

Item No.	Manufacturer	BIN Number	Quantity/Pieces
1	E-Ton Solar Tech. Co., Ltd.	ETS5170	[*]
2	E-Ton Solar Tech. Co., Ltd	ETS5165	[*]
3	E-Ton Solar Tech. Co., Ltd	ETS5160	[*]
4	E-Ton Solar Tech. Co., Ltd	ETS5155	[*]

HOKU Initials & Date /s/SP	SEP Initials & Date /s/FG